EXHIBIT 99.4

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

                  The undersigned, Paul F. Walsh, the Chief Executive Officer, of eFunds Corporation (the “Company”), pursuant to 18 U.S.C. Section 1350, hereby certifies that, to the best of his knowledge:

(i) the Form 10-K/A for the year ended December 31, 2001 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 29, 2002

/s/ Paul F. Walsh Paul F. Walsh